Exhibit 10.9

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BECAUSE THEY BOTH ARE NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS [***].

AGREEMENT NO.:

Form Agreement on Comprehensive Technical Service

for Hyperscale Internet Data Center

in [LOCATION] between

[ByteDance Entity]

and

[Chindata Entity]

Agreement No.:

Execution Date:

Party A: [ByteDance Entity]

Add.: [•]

Contact: [•]

Mobile Phone: [•]

Party B: [Chindata Entity]

Add.: [•]

Contact: [•]

E-mail: [•]

Party A and Party B are dominant enterprises in their respective fields, with goodwill and rich resources. The Parties have established a partnership in the field of IDC and are ready to further cooperate in the hyperscale IDC hosting business based on the good cooperation of the New Media Big Data Industry Base.

The Parties agreed to further expand the scale of cooperation and upgrade the level of cooperation. After earlier business negotiations, [ByteDance Entity] (hereinafter referred to as “Party A”) and [Chindata Entity] (hereinafter referred to as “Party B”) have reached a cooperation consensus on the Data Center Project and decided to implement it in [Project Name] (hereinafter referred to as “[Project Name]” or “the Project” or “the Data Center”). The Parties agree to set up special teams within their companies in accordance with the consensus reached herein to promote the implementation of the Project.

Party A and Party B and its partners (hereinafter referred to as “Party B”) shall cooperate in constructing the Data Center Project. [Project Name] is a hyperscale data center. Party B shall build the [Project Name] according to Party A’s requirements and provide corresponding supporting infrastructure as well as operation and maintenance services. The hyperscale IDC services shall be provided to Party A.

Based on the above, in order to further clarify the contents of the cooperation, Party A and Party B sign the Agreement upon mutual consultation in accordance with the Contract Law of the People’s Republic of China.

I. Service Content, Form and Requirements

Party B shall utilize its technical advantages to build [Project Name] (including Phase [•], Phase [•] and [•]) according to Party A’s needs, that is, to provide Party A with comprehensive technical services of hyperscale Internet data center.

1. Service Content:

(1) Party B shall provide the IDC services for Party A. [•].

(2) Party B shall provide Party A with basic technical services and operation and maintenance services for supporting the deployment of the Data Center with the servers of Party A, such as the loading and unloading and the comprehensive wiring of the servers hosted by the Data Center.

(3) Party B shall provide Party A with data center value-added technical services that support Party A’s relevant business, such as Internet ICP filing, reverse analysis of domain name, traffic monitoring, and network security protection.

(4) The details will be stipulated in the Data Center Service Level Agreement (Annex 1) signed by the Parties.

2. Party A’s Equipment: Party A’s equipment refers to the hardware equipment and accessories stored at Party B’s site by Party A, including but not limited to servers, switches, hubs, dedicated cables, and connection lines, excluding operating systems, application programs, Party A’s data and related system configuration data (the services provided by Party B do not include systems and application programs, Party A’s data and other software configuration and change information).

3. Party B’s Equipment: Party B’s equipment refers to the servers, switches, hubs, dedicated cables, connection cables and other hardware equipment and its accessories connected to Party A’s equipment and provided by Party B for delivering services, excluding the operating systems and application programs installed by Party A itself, Party A’s data and relevant system configuration data. The boundary point of Party B’s equipment refers to the inside wall of cabinet in terms of space, the power outlet board in terms of power, and the uplink line on the network of Party A in terms of network.

4. Service Requirements: Party B shall provide 7*24h IT technical services for the network equipment placed by Party A in the Data Center of Party B, and ensure that Party B’s electric power system (mains and UPS system) can continuously supply power to the network equipment of Party A, and ensure that Party A’s servers located in the Data Center of Party B are continuously connected with the Internet and that Internet users can communicate with it through relevant terminal equipment.

II. Working Conditions and Collaboration Matters

Rights and Obligations of Party A:

1. Party A shall have the right to require Party B to construct the Data Center and provide customized IDC services in accordance with the provisions of the Agreement and relevant annexes, and Party A shall use the ordered services in accordance with the provisions of the Agreement and its annexes and shall pay to Party B the service charges and other relevant fees agreed herein on time. Once the Data Center is ready for Party A to use, it shall be submitted to Party A for acceptance. Party A shall complete the acceptance and sign an acceptance document within [•] days.

2. During the term of the Agreement, Party A shall guarantee that the information provided by Party A to Party B is authentic and valid, and shall notify Party B in writing or by mail within [fifteen (15)] working days after any change occurs; otherwise, Party A shall bear all the consequences and losses caused by such change.

3. Party A’s equipment entrusted by Party A to Party B for hosting in accordance with the Agreement shall be handed over to Party B for inspection within [•] working days after the Agreement becomes effective, and Party B shall have the right to require Party A to replace any equipment that fails to pass the inspection by Party B. Party B’s inspection shall not exempt Party A from the responsibilities for Party A’s equipment and Party A’s system hereunder.

4. Party A shall guarantee that the hosted equipment complies with national industry standards of electric equipment and communication equipment, free of any quality problems or fault hazards, guarantee that the system installed on the hosted equipment complies with relevant standards of the communication industry, guarantee the stable operation and electrical safety performance of Party A’s equipment, and guarantee that all relevant resources such as copyright, software ownership or use right and hardware ownership of information contents running on Party A’s equipment are legal; otherwise Party A shall be responsible for all consequences arising therefrom.

5. In order to ensure the reliability of Party A’s hosted equipment and good ventilation and heat dissipation of the cabinets, when selecting IDC services, Party A shall strictly abide by the cabinet capacity standard of Party B, and the total power of Party A’s equipment shall meet the power rating requirements of Party B’s cabinets. Party A shall compensate relevant losses when damages, line failure, service interruption or data damages of Party B’s network data center or other user equipment are caused by Party A’s equipment and system problems or improper operation of Party A’s authorized personnel, and Party B shall be liable for any losses of Party B’s network data center or other users caused by the defects of Party B’s architecture.

6. Party A shall ensure the legality of the information released by Party B through the services provided by Party B, and shall handle the disputes arising therefrom and bear the corresponding losses incurred to Party B in accordance with the law. During the rectification period, Party A shall still pay the corresponding service fees and other fees to Party B.

7. Party A’s authorized personnel shall properly use all facilities and equipment provided by Party B (hereinafter referred to as Party B’s equipment) for the purpose hereof, whether such facilities and equipment are owned by Party B or a third party. Party A shall compensate for the damages where Party B’s equipment or the third party’s equipment is damaged due to Party A’s reasons.

8. The authorized person of Party A entering the Internet Data Center of Party B shall be confirmed by Party B. The authorized person of Party A shall only be allowed to enter the area of Party A, and if entering other areas, the authorized person of Party A shall be confirmed by Party B and accompanied by Party B’s staff. Where the authorized person of Party A violates Party B’s Data Center Management System, Party A shall replace such person upon Party B’s request. Otherwise, Party B shall have the right to refuse the authorized person to enter the Data Center, and the consequences arising therefrom shall be borne by Party A.

9. Within [fifteen (15)] working days after the expiration of the Agreement and the payment of all fees as agreed by Party A, and where the Parties confirm not to renew the Agreement, Party A shall withdraw the servers and auxiliary equipment hosted in the Data Center of Party B. Where Party A fails to withdraw the equipment as agreed above in a timely manner, Party B shall have the right to dispose of the equipment left behind by Party A (the disposal measures include but are not limited to auction and resale), and shall not bear any responsibility for any loss or damage of the equipment. Such retention and disposal of the retained property shall not exempt Party B from the liabilities for breach of contract required by Party A. Where Party A needs Party B to keep the hosted equipment on behalf of Party A, Party A shall pay the corresponding hosting fee within [fifteen (15)] working days after the expiration or cancellation of the Agreement and Party B shall keep it up to thirty (30) working days at most for Party A after the expiration of the Agreement.

10. Party A shall compensate Party B and other users of Party B suffering from damages for relevant losses in accordance with the Contract Law of the People’s Republic of China where Party A’s reasons, such as problems of Party A’s equipment or improper operation of Party A’s authorized personnel, result in damages of Party B’s data centers or other user equipment, connection disruption or data destroy (including but not limited to damages of data centers or other user equipment caused by fire of Party A’s equipment, communication interruption of data centers or other users due to rack trip or computer row trip resulted from failure of Party A’s equipment itself).

11. The backup of information and relevant records in Party A’s equipment shall be kept for at least six (6) months, and shall be provided when relevant national authorities or Party B inquire according to the requirements of relevant national authorities. Party A shall be obligated to cooperate with Party B in accordance with the requirements of Party B where the relevant national regulatory authorities and communication management authorities or Party B is required to supervise and inspect Party A’s equipment.

Rights and Obligations of Party B:

1. Party B shall provide Party A with IDC services [•] based on the server hosting of the Data Center in accordance with the provisions hereof during the service term specified herein.

2. With the authorization of Party A, Party B’s operation and maintenance personnel shall provide Party A with basic technical services such as equipment loading and unloading, and assist Party A in equipment installation. Party B will authorize Party A’s technical personnel to enter the corresponding area of the Data Center for maintenance and management of Party A’s equipment on the premise that such personnel strictly abide by Party B’s relevant specifications for data center services and go through relevant formalities.

3. Party B shall properly keep Party A’s equipment. Where Party A’s equipment is damaged due to Party B’s improper keeping, Party B shall repair the equipment in a timely manner and bear the repair expenses. Where Party A’s equipment cannot be repaired or is lost due to Party B’s reasons, Party B shall compensate Party A at a price after deducting charge for the depreciation from the original purchasing price.

4. Where Party A fails to pay Party B in accordance with the provisions hereof, Party A shall pay Party B an overdue fine of [•]% of the total amount payable but not paid for each overdue day, in addition to all corresponding amounts that shall be continued to be paid. In addition, such payment shall not exempt Party A from liabilities for breach of contract, and Party A shall unconditionally pay all the arrears, late penalty and liquidated damages on the next payment date.

5. Where Party A violates relevant government laws, regulations and administrative rules when using the services hereunder, Party B shall, upon receipt of the notice from the government agency that Party A violates the laws and regulations or infringes upon other rights holders or Party A is complained by the infringed, immediately forward the notice or complaint to Party A, and it shall be handled by Party A, and Party B shall not bear any responsibility for it.

6. Where any government authority issues a prohibition or similar requirement to Party B regarding Party A’s use of services hereunder, Party B shall have the right to immediately suspend or terminate the provision of IDC services to Party A and disconnect network access, and the losses caused to Party B shall be borne by Party A itself, but Party B shall notify Party A in writing of such circumstances before the services are suspended or terminated.

7. Where Party B affects or may affect Party A’s use of services due to foreseeable reasons such as line overhaul, equipment relocation, engineering cutting and connection, and network and software upgrade, Party B shall notify Party A’s designated contact person in writing at least five (5) working days in advance and guarantee to minimize the impact of the above actions on Party A. If Party B does not notify Party A and cannot provide Party A with agreed upon services due to the implementation of the above mentioned items, the service term hereunder shall be extended for [•] times of the period that IDC services cannot be provided. Party B shall bear the liability for compensation where a direct economic loss is caused to Party A thereby. Where Party B fails to notify Party A five (5) working days in advance of the above circumstances, the service term of corresponding module shall be extended for three (3) days for each day of delay, and so forth. Party B shall not be liable for any delay caused by error of information provided by Party A or Party A’s failure to notify Party B of change of authorized contact person in a timely manner.

III. Internet Security and Protection

1. Party A shall guarantee that Party A will continue to have all the qualifications and/or go through relevant formalities necessary to carry out such business when signing the Agreement and within the term of the Agreement. Party A shall provide Party B with copies of licenses approved and issued by relevant competent government authorities, including but not limited to the unified social code certificate (or business license, organization code certificate, or tax registration certificate) and relevant qualification certificates such as business licenses (for example, value-added telecommunication business operation permit) that Party A shall obtain for its business operation, and Party A shall guarantee the authenticity, legality, validity and completeness of such qualification certificates provided. In addition, Party A shall sign the Letter of Responsibility for User Access to Internet Data Center (Annex 3) and the Letter of Commitment on Network Information Security (Annex 4) as required by Party B, and strictly abide by the commitments in such documents.

2. Party A promises to strictly abide by the provisions of all relevant laws and regulations of the People’s Republic of China, such as the Decision of the Standing Committee of the National People’s Congress on Maintaining Internet Security, the Measures for Administration of Information Service via Internet, the Administrative Rules for the International Interconnection of the Chinanet, the Measures for Security Protection Administration of the International Networking of Computer Information Networks, the Regulations on the Management of Internet Electronic Bulletin Services, the Internet Security Emergency Plan, and the Trojan Horse and Botnet Monitoring and Disposal Mechanism (GXBB [2009] No. 157), relevant laws and regulations of the country and region where Party B serves, the regulations of the telecommunication management authorities, the specifications of the computer industry, etc.

4. Party A promises to comply with the requirements of No. 33 Decree of Ministry of Information Industry Measures for Administration of Recordation of Non-operational Internet Information Services, truthfully fill in the website filing information, perform the filing obligation according to law, and provide update information in time when the filing information changes. Party B shall notify Party A in a timely manner where the filing information is inaccurate due to the failure to update it in a timely manner, or the filing information is not true.

5. During the term of the Agreement, Party A shall notify Party B in written form in case of any business change, and provide the license approved and issued by the corresponding competent government authority; otherwise Party B shall have the right to suspend the services, but Party B shall be liable to notify Party A in time.

6. For the IP address allocated by Party B, Party A has only the right to use and cannot transfer such right to any other parties (except for the related companies of Party A). The right to use the IP address shall be automatically cancelled upon termination of the Agreement. Party A shall be obliged to accept Party B’s investigation on the use of IP address. Where Party B finds that the information is inconsistent with the filing information, which causes Party B to be or possibly be punished by the government regulatory authority, Party B shall have the right to handle and recover the allocated IP address. However, Party B shall be liable to notify Party A in time.

7. The services provided by Party B for Party A are only for Party A’s own use, and Party A shall not resell, lease or lend to or use with others. Otherwise, Party B shall have the right to stop providing services and claim damages once any violation to this stipulation is found.

8. Party A shall clearly inform Party B that the IDC services to be accessed is for self-use. Party A shall provide Party B with contact information (Party A’s contact person: [•]; mobile phone: [•]; e-mail: [•]). Where Party A shall notify Party B in time when changing the contact information, Party A must perform information security work and cooperate with Party B in implementing the supervision and inspection mechanism for the information security management system.

9. Party A shall not use the network provided by Party B to transmit illegal and non-compliant information and engage in activities endangering the security of telecommunications network and information, including but not limited to:

(1) Information relating to State secrets and security.

(2) Information relating to feudal superstition, obscenity, pornography, gambling, violence, and terror.

(3) Information relating to national ethnic and religious policies.

(4) Other information that is detrimental to social order, public order and public morality, violates the mandatory provisions of laws and regulations, or infringes upon the legitimate rights and interests of others.

(5) Deletion or modification of the functions or stored, processed and transmitted data and application programs of the telecommunications network.

(6) Use of telecommunication network to steal or destroy others’ information, or damage others’ legitimate rights and interests.

(7) Deliberate production, duplication and spread of computer viruses or attack to others’ telecommunications facilities such as telecommunication network in other ways.

(8) Other behaviors that endanger the security of telecommunication network and information.

Where Party A has any of the circumstances specified in Article 9 mentioned above, Party B shall suspend the services until terminate the services, and shall immediately report to relevant authorities in strict accordance with relevant provisions, all consequences and losses shall be borne by Party A. Furthermore, Party A shall assume the liabilities for breach of contract to Party B.

10. When using the services provided by Party B, Party A shall not use the services beyond the scope of business or conduct any illegal transparent transmission. Where Party B finds that Party A uses the services beyond the scope of business or conducts any illegal transparent transmission, Party B may suspend the provision of services to Party A and notify Party A to rectify within a time limit. Party B may immediately terminate the services where Party A refuses to make rectification or once again uses the services beyond the scope of business or conducts any illegal transparent transmission after rectification, and all consequences and losses thus incurred have nothing to do with Party B. Where losses are caused to Party B, Party A shall compensate Party B for all such losses.

IV. Service Contents, Technical Service Fees and Performance Period

1. Service Contents

[Project Name] is divided into [•] phases: Phase [•] has [•] modules; each module has [•] sets of [Cabinet Type] cabinets, [•] cabinets in total (including [•] sets of [Cabinet Type] cabinets in the operator’s data center). Phase [•] has [•] sets of [Cabinet Type] cabinets.

I. The deliverables of Phase [•] shall include buildings of about [•].

Party B guarantees to complete the following work for the delivery of the current phase:

(1) All work related to the building structure and decoration of the data center buildings shall be completed;

(2) Small municipal pipelines (electric power, water supply, drainage, network and light current) in the park shall be completed;

(3) All [•] electric power distribution equipment, diesel generator set (including external oil supply system and its control system), power module, UPS, all main power trays except ones in the data center area, and all main network trays except the ones in the machine room area must be installed. The data center in Phase [•] shall be completed no later than [DATE], and that in Phase [•] shall be completed no later than [DATE];

2. Service Fees

[***]

3. Settlement of Fees:

(1) Party B shall provide a bill to Party A before the [7th] day every month for confirmation. Party A shall confirm the bill within [5] working days after receiving the bill. After Party A confirms the bill, Party B shall provide a VAT invoice of corresponding amount to Party A. Party A shall pay relevant technical service fees to Party B within [15] working days after receiving the invoice. Where the provision of bill or invoice is delayed due to Party B’s reasons, the payment time shall be postponed accordingly. Party A and Party B agree to charge monthly service fees based on natural month within the service period. A settlement period starts from 00:00 on the first day of each month to 24:00 on the last day of the current month. That is, 24:00 on the last day of each month is the closing point of the settlement cycle of the current month. The settlement shall be made based on the actual days of use when the service time is less than one settlement cycle, i.e. the settlement amount is the monthly settlement fee × (actual days of use ÷ 30) (where it is less than one day, it shall be counted as one day).

Where Party A fails to pay the fees on time, Party B shall issue the Payment Notice in written form, and Party A shall pay the overdue fine of [•]‰ of the arrears to Party B for each day overdue.

(2) Where Party A fails to pay the service fees for more than 60 working days, Party B shall have the right to suspend the services temporarily. After Party A repays the arrears, Party B shall resume the services within two (2) working days. Any problem caused by the termination of the services due to Party A’s long-term arrears (more than 90 working days) shall be borne by Party A, and Party B shall not bear any responsibility.

(3) In case of adjustment of Party B’s fee policy, the Parties shall renegotiate and determine the fees.

4. Extension and renewal of service period:

(1) The Agreement shall be valid for [•] years from the delivery date of each phase. Where a party does not agree to renew the Agreement within [thirty (30)] natural days before the Agreement expires, it shall notify the other party in writing or by email, and the Agreement shall be terminated upon the expiration of the term. When the Agreement expires, where Party A wishes to continue to cooperate, Party A shall enjoy the right of priority for cooperation under the same conditions.

(2) Within [thirty (30)] natural days before the expiration of the Agreement, where either party fails to propose to the other party in writing that it will not renew the Agreement, it shall be deemed that the Parties agree to continue to implement in accordance with the Agreement (including the annexes), and the Agreement will be automatically renewed. The renewal term and the price shall be negotiated by the Parties separately.

(3) Where a supplementary agreement is signed on the basis of the Agreement, the term of the Agreement shall be automatically extended to the date when both the service periods specified in the Agreement and the supplementary agreement expire.

V. Confidentiality

1. Confidentiality Obligations: The Parties shall, in accordance with relevant laws, regulations and commercial practices, assume strict confidentiality obligations for the non-public information disclosed by the other party. The confidentiality obligations of the Parties shall include but not be limited to:

(1) Except with the written permission of one party, the circumstances specified by relevant laws and regulations or the activities necessary for the performance of the Agreement, the other party shall not disclose any information related to the Agreement such as the house plan, design and construction drawings of the exclusive data center site of Party A and the data center site modification plan designed for Party A to third parties other than the relevant staff of the Parties.

(2) Where a party requests the other party to provide non-public information as required by the work, such party shall submit a written application to the other party and obtain its written consent.

(3) Access to non-public information by either party shall be limited to the purpose for the performance of the Agreement and access to non-public information is limited to the staff of Party A or Party B who provide services for the performance of the Agreement.

(4) Neither party shall use the other party’s non-public information in a manner detrimental to the interests of the other party, nor sell, transfer or dispose of the other party’s non-public information in any other illegal manner.

(5) Either party shall offer confidentiality education to its staff and regularly inspect the implementation of confidentiality obligations.

(6) Either party may disclose the non-public information to its employees participating in the performance of the Agreement in a reasonable manner to the extent necessary, and undertakes that, without the written consent of the other party, its employees shall not disclose in any way all or part of the non-public information they have obtained to any third party, nor shall they use in any way all or part of the non-public information they have obtained for any other purpose or purpose not related to the performance of the Agreement.

(7) In case of any loss to the other party due to one party’s breach of confidentiality obligations and any loss to the other party due to infringement caused by the defaulting party, the defaulting party shall assume the liabilities for breach of contract to the observant party.

2. Remain Valid: The Parties agree that this confidentiality agreement shall be valid for [twelve (12) years], and this confidentiality term shall continue to be valid regardless of whether the Agreement is changed, cancelled or terminated.

VI. Breach of Contract and Compensation

1. Party A and Party B shall properly exercise their rights and perform their obligations to ensure smooth implementation of the Agreement. Where either party violates the Agreement, it shall bear the liabilities for breach of contract (see Annex 1 Data Center Service Level Agreement for the service availability compensation standard). Unless otherwise agreed by Party A and Party B herein, the defaulting party shall compensate the other party for direct economic losses according to law.

2. Neither party shall be liable for any expected loss, indirect, consequential or punitive damages (including but not limited to any loss of reputation and loss of data) arising out of or in connection with the Agreement.

3. Party B shall not bear any responsibility for the failure of Party B to provide services due to such acts as orders, decisions and instructions of the administrative authorities, judicial authorities and other organizations or individuals exercising state power not resulted from Party B’s fault. However, Party B shall notify the contact person or customer of Party A in a timely manner, and the data center service fees and other relevant fees incurred during this period shall still be borne by Party A.

4. [***]

VII. Force Majeure and Disclaimer

(I) Force Majeure

1. Force majeure referred to herein means unforeseen, unavoidable and unpreventable natural extinctions or other force majeure factors, including but not limited to:

(1) Natural disasters such as earthquake, typhoon, fire and flood;

(2) Wars and strikes;

(3) Telecommunication/power lines artificially damaged; or installation, reform and maintenance of telecommunication network/power supply by competent departments;

(4) Disruption of services caused by computer virus outbreaks between networks, system vulnerabilities, distributed network attacks, Trojan programs, and other unmanageable attacks;

(5) Business changes as a result of relevant policy adjustments of the state;

(6) Other irresistible factors such as government requisition and expropriation.

2. When the Parties or a party fails to perform or fully perform the Agreement (including relevant annexes and supplementary agreements) due to force majeure, the Parties shall not be liable to each other. However, in case of force majeure, either party or the Parties suffering from the force majeure shall state the situation in writing to the other party within [48 hours], and shall provide a written proof of relevant authority within [30 working days].

3. The party or the Parties affected by the force majeure shall be obliged to take measures to minimize the losses caused by the force majeure.

VIII. Dispute Settlement

Any dispute arising out of or relating to the Agreement shall be settled by the Parties through friendly negotiation. Where the negotiation fails or the Parties are unwilling to negotiate, legal proceedings shall be submitted to the [COURT] in the place where the Agreement is signed for litigation.

IX. Notices

All notices, documents and materials sent or provided by Party A and Party B for the performance of the Agreement shall be delivered by express mail or e-mail at the addresses specified herein. Where a party moves from the address or changes the telephone number or the e-mail box, the party shall notify the other party in writing. Otherwise, the documents, materials and objects sent to the address and e-mail box specified here shall be deemed to be effectively served, regardless of whether the party signs for receipt or not.

Where the receiving time of one party cannot be confirmed, the express mail shall be deemed as served on the second day after the express is sent and the e-mail shall be deemed as served 24h after the e-mail is sent.

X. Miscellaneous

1. If some of the provisions hereof are invalid or technically or legally unenforceable due to changes in laws and regulations or other governmental acts, the other provisions hereof shall continue to be valid, and the Parties shall abide by the principles of fairness, equity and mutual benefit and sign a supplementary agreement separately.

2. During the performance of the Agreement, in case of any change in Party A’s requirements or any other matters not covered, the Parties shall sign a supplementary agreement separately, which shall be confirmed as an additional part of the contents hereof.

3. The Agreement shall come into force upon signatures and seals of the Parties and is made in quadruplicate with each party holding two copies of the same legal effect. The annexes and supplementary agreements hereunder shall be integral parts of the Agreement and shall have the same legal effect as the Agreement.

Party A: (Seal)	Party B: (Seal)

[ByteDance Entity]	[Chindata Entity]

Authorized Representative (Signature):	Authorized Representative (Signature):

Special Seal for Contract of [ByteDance Entity] (Seal)	Special Seal for Contract of [Chindata Entity] (Seal)